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                                                                    EXHIBIT 9(b)

                                                                  CONFORMED COPY

                             DATED 23rd OCTOBER 1995

                        OLD MUTUAL SOUTH AFRICA EQUITY TRUST       (1)

                         OLD MUTUAL EQUITY GROWTH ASSETS
                              SOUTH AFRICA FUND                    (2)

                             OLD MUTUAL SOUTH AFRICA
                           GROWTH ASSETS FUND LIMITED              (3)

                                       and

                        INTERNATIONAL FINANCE CORPORATION          (4)

                             ----------------------

                             STRUCTURING ENGAGEMENT
                                    AGREEMENT

                             ----------------------

                                   Norton Rose
                                     London


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THIS AGREEMENT is made on 23RD October 1995 BETWEEN:

(1) OLD MUTUAL SOUTH AFRICA EQUITY TRUST (organised as a Massachusetts trust) whose principal office is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "MASTER TRUST");

(2) OLD MUTUAL EQUITY GROWTH ASSETS SOUTH AFRICA FUND (organised as a Massachusetts business trust) whose principal office is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "OMEGA FUND");

(3) OLD MUTUAL SOUTH AFRICA GROWTH ASSETS FUND LIMITED (registered in Bermuda with number EC2110) whose registered address is at Richmond House, 12 Par-la-Ville Road, Hamilton, Bermuda (the "SAGA FUND"); and

(4) INTERNATIONAL FINANCE CORPORATION whose principal office is at 1818 H. St. NW, Washington 20433 (the "IFC").

WHEREAS the Master Trust is being established as a fund investing in South Africa and investors are being invited to participate in the Master Trust through, in the case of US investors, the OMEGA Fund and through, in the case of non-US investors, the SAGA Fund, this Agreement describes the structuring services which the IFC has agreed to provide in return for a fee.

NOW IT IS HEREBY AGREED as follows:

1        IFC SERVICES

1.1 The IFC has provided and agrees to continue to provide consultation and advisory services in connection with the establishment of the Master Trust, the OMEGA Fund and the SAGA Fund (together the "FUNDS") in the following areas:

         (a) advice on the continuing development of the transaction structure in relation to marketing, legal, accounting and taxation issues;

         (b) assisting in the preparation of the principal documentation for the establishment of the Funds;

         (c)      advice on the form and constitution of the Funds;

         (d) advice on the operational charging structure for the Funds, including the level of management and other fixed charges; and

         (e) assistance in the identification and appointment of suitable directors and trustees.

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1.2      The IFC agrees with the Funds to act in the interests of the Funds and to exercise reasonable care in providing the services described in clause 1.1.

2        REMUNERATION

2.1 In consideration for the consultation and advisory services provided by the IFC, the Master Trust agrees, subject to clause 2.2, to pay to the IFC a fee of US$250,000.

2.2 The fee in clause 2.1 shall become due and payable on the first date by which the US Placing Agreement and the Non-US Placing Agreement have become fully unconditional.

2.3 In this Agreement, "NON-US PLACING AGREEMENT" means the agreement to be entered into between the Master Trust, the SAGA Fund, South African Mutual Life Assurance Society, Old Mutual Asset Managers (Bermuda) Limited, Old Mutual Fund Holdings (Bermuda) Limited and Swiss Bank Corporation and "US PLACING AGREEMENT" means the agreement to be entered into between the Master Trust, the OMEGA Fund, South African Mutual Life Assurance Society, Old Mutual Asset Managers (Bermuda) Limited, Old Mutual Fund Holdings (Bermuda) Limited and SG Warburg & Co. Inc. The IFC acknowledges that it understands the Swiss Bank Corporation and SG Warburg & Co. Inc. will be the exclusive placement agents for shares of the SAGA Fund and the OMEGA Fund, respectively, subject to the terms of the Non-US Placing Agreement and the US Placing Agreement, respectively.

3        GENERAL

3.1 The undersigned trustee or officer of the Master Trust has executed this Agreement not individually but as trustee or officer under the Declaration of Trust of the Master Trust and the obligations of this Agreement are not binding upon any of the trustees or officers of the Master Trust individually.

3.2 The undersigned trustee or officer of the OMEGA Fund has executed this Agreement not individually but as trustee or officer under the declaration of trust of the OMEGA Fund and the obligations of this Agreement are not binding upon any of the trustees or officers of the OMEGA Fund individually but as to the OMEGA Fund bind only the Trust Estate (as defined in the declaration of trust of the OMEGA Fund).

3.3 This Agreement may be executed in two or more counterparts, each of which shall constitute an original but which, when taken together, shall constitute one agreement.

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4        GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with English law and each of the parties hereby submits to the non-exclusive jurisdiction of the High Court of Justice in England.

IN WITNESS whereof this Agreement has been entered into as a DEED the day and year first above written.

Executed and delivered                        )
as a Deed by                                  )
OLD MUTUAL SOUTH AFRICA                       )
EQUITY TRUST                                  )
in the presence of: ANDREW MITCHELL           )       WILLIAM BOYAN
                                                      Trustee

                                                      MICHAEL LEVETT
                                                      Trustee

Executed and delivered                        )
as a Deed by                                  )
OLD MUTUAL EQUITY GROWTH                      )
ASSETS SOUTH AFRICA FUND                      )
in the presence of: ANDREW MITCHELL           )       KENNETH WILLIAMS
                                                      Trustee

                                                      MICHAEL LEVETT
                                                      Trustee

Executed and delivered                        )
as a Deed by                                  )
OLD MUTUAL SOUTH AFRICA                       )
GROWTH ASSETS FUND LIMITED                    )
in the presence of: ANDREW MITCHELL           )       MICHAEL DREW
                                                      Trustee

                                                      MICHAEL LEVETT
                                                      Trustee

Executed and delivered                        )
as a Deed by                                  )
INTERNATIONAL FINANCE                         )
CORPORATION                                   )
                                              )       JAYANT S. TATA
                                                      Duly authorised signatory

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